Exhibit 99.1

Rapid7 Announces Second Quarter 2017 Financial Results

•	Total revenue was $47.4 million, an increase of 27% year-over-year

•	GAAP loss from operations was ($11.9) million, non-GAAP loss from operations was ($6.2) million

•	Calculated billings were $60.2 million, an increase of 20% year-over-year

Boston, MA – August 7, 2017 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, today announced its financial results for the second quarter of 2017.

“Our second quarter results are a great validation that Rapid7 has the right strategy across our markets” said Corey Thomas, president and chief executive officer of Rapid7. “Our approach of providing multiple, high-impact analytics solutions based on the Rapid7 Insight platform is resonating with customers and driving consolidation of spending with Rapid7, as lean security and IT teams strive to leverage their scarce resources and improve their effectiveness. Our customers are also responding with higher usage and broader adoption of our platform-based products. We also further expanded our market opportunity with the addition of Komand’s orchestration and automation products in July.”

Second Quarter 2017 Financial Results

•	Total revenue was $47.4 million, an increase of 27% year-over-year.

•	Calculated billings were $60.2 million, an increase of 20% year-over-year.

•	GAAP loss from operations was ($11.9) million, an improvement compared to GAAP loss from operations of ($13.3) million in the second quarter of 2016. For the second quarter of 2017, non-GAAP loss from operations was ($6.2) million, an improvement compared to non-GAAP loss from operations of ($9.1) million in the second quarter of 2016.

•	Adjusted EBITDA was ($5.0) million, an improvement compared to an adjusted EBITDA of ($7.9) million in the second quarter of 2016.

•	GAAP net loss was ($11.6) million or a GAAP loss per share of ($0.27), an improvement compared with GAAP net loss of ($13.5) million or a GAAP loss per share of ($0.33) for the second quarter of 2016. Non-GAAP net loss was ($5.9) million or a non-GAAP net loss per share of ($0.14), an improvement compared with non-GAAP net loss of ($9.2) million or a non-GAAP net loss per share of ($0.22) for the second quarter of 2016.

•	Cash provided in operating activities was $(0.7) million in the first six months of 2017, compared to $0.3 million in the first six months of 2016.

Recent Business Metrics and Highlights

•	Our renewal rate for the second quarter of 2017, which includes upsells and cross-sells of additional products and services, was 119%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 88% in the second quarter of 2017.

•	70% of total revenue in the second quarter of 2017 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses.

•	88% of total revenue for the second quarter of 2017 came from deferred revenue on the balance sheet at the beginning of the quarter.

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•	For the second quarter of 2017, total revenue from North America increased 25% year-over-year to $40.2 million and comprised 85% of total revenue. Total revenue from international increased 45% year-over-year to $7.2 million and comprised 15% of total revenue for the second quarter of 2017.

•	Ended the second quarter of 2017 with over 6,500 customers, an increase of 17% year-over-year.

•	Acquired Komand in July 2017, a security orchestration and automation company, to help its customers reduce time to resolution, maximize resources, and overcome ecosystem complexity. This acquisition enables Rapid7 to address the critical need for orchestration and automation to fill resource gaps that cannot be met by humans alone. Rapid7 is the first organization to unite IT and security analytics and business context with the ability to automate action.

•	Announced the next generation partner program: Rapid7 PACT, Partnering with Accountability, Consistency, and Transparency. Built to inspire Rapid7 partners to grow with the Company, the new program was created to enhance Rapid7’s expanding portfolio of products and services, while better defining parameters for ongoing mutual success.

•	Announced the evolution of the Rapid7 Insight platform with the availability of three new cloud-based solutions: InsightVM, for vulnerability management, and InsightAppSec, for application security testing, and InsightOps for infrastructure monitoring and troubleshooting. Processing more than 54 billion events and monitoring millions of assets daily, we believe the Insight platform is the first to unify solutions for vulnerability management, user behavior analytics (UBA), SIEM, IT log analytics, and application security. In July, the Rapid7 Insight platform was extended to Japan.

•	For additional details, please refer to the financial data tables posted on our website at http://investors.rapid7.com.

Third Quarter and Full-Year 2017 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Third Quarter 2017:

Total revenue	$48.9 to $50.3 million
Non-GAAP Loss from Operations	$(7.8) to $(7.0) million
Net loss per share (non-GAAP)	$(0.18) to $(0.16)

The third quarter 2017 net loss per share calculation assumes 43.3 million basic and diluted weighted average common shares outstanding.

Updated Full-Year 2017:

Total revenue	$195 to $198 million
Non-GAAP Loss from Operations	$(27.5) to $(25.9) million
Net loss per share (non-GAAP)	$(0.64) to $(0.61)
Calculated Billings	$231 to $237 million

The full-year net loss per share calculation assumes 43.0 million basic and diluted weighted average common shares outstanding. Guidance for the third quarter and full-year 2017 does not include any potential impact of foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

rapid7.com

Conference Call and Webcast Information

Rapid7 will host a conference call today, August 7, 2017, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-223-6744 (domestic) or 303-223-4397 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21854800) until August 10, 2017. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 (NASDAQ: RPD) is trusted by IT and security professionals around the world to manage risk, simplify modern IT complexity, and drive innovation. Rapid7 analytics transform today’s vast amounts of security and IT data into the answers needed to securely develop and operate sophisticated IT networks and applications. Rapid7 research, technology, and services drive vulnerability management, penetration testing, application security, incident detection and response, and log management for more than 6,500 organizations across more than 120 countries, including 39% of the Fortune 1000. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define adjusted EBITDA as net loss before (1) interest income (expense), net, (2) other income (expense), net, (3) provision for income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense, and (7) certain acquisition-related expenses. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, certain acquisition-related expenses, and certain non-recurring items. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

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Calculated Billings. Calculated billings is a key performance measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. We consider calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business, and represents a significant percentage of future revenue. We regularly monitor calculated billings because we believe the measure offers valuable information regarding the performance of our business and will help investors better understand the sales activity and performance of our business for a particular period. With the expansion of our subscription, cloud-based product offerings (InsightVM, IDR, InsightAppSec, and InsightOps) on the Insight platform, we may realize a shortening of our average contract duration, which should be taken into consideration when evaluating calculated billings. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of the business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter and full-year 2017, expected benefits and market opportunity of the acquisition of Komand and the solutions that Rapid7 will develop with the Komand technology, anticipated future growth of the partner program, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended March 31, 2017 filed with the Securities and Exchange Commission on May 10, 2017, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Investor contact:

Jeff Bray, CFA

Vice President, Investor Relations

investors@rapid7.com

(857) 990-4074

Press contact:

Rachel E. Adam

Rapid7, Senior PR Manager

press@rapid7.com

(857) 990-4136

rapid7.com

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$53,068	$53,148
Short-term investments	31,213	18,779
Accounts receivable, net	47,560	49,154
Prepaid expenses and other current assets	8,892	9,152

Total current assets	140,733	130,233

Long-term investments	8,799	20,162
Property and equipment, net	8,287	8,088
Goodwill	75,110	75,110
Intangible assets, net	8,294	8,946
Other assets	630	764

Total assets	$241,853	$243,303

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,257	$4,012
Accrued expenses	20,667	23,499
Deferred revenue, current portion	126,085	116,903
Other current liabilities	1,334	1,195

Total current liabilities	150,343	145,609

Deferred revenue, non-current portion	54,344	52,160
Other long-term liabilities	2,539	3,496

Total liabilities	207,226	201,265
Stockholders’ equity:
Common stock	435	426
Treasury stock	(4,531)	(4,391)
Additional paid-in-capital	450,394	435,360
Accumulated other comprehensive loss	(46)	(19)
Accumulated deficit	(411,625)	(389,338)

Total stockholders’ equity	34,627	42,038

Total liabilities and stockholders’ equity	$241,853	$243,303

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenue:
Products	$27,168	$21,456	$53,110	$41,601
Maintenance and support	11,338	8,962	22,140	17,343
Professional services	8,937	6,850	17,438	13,120

Total revenue	47,443	37,268	92,688	72,064
Cost of revenue:
Products	5,557	2,687	10,267	5,285
Maintenance and support	1,850	1,758	3,728	3,439
Professional services	5,672	4,848	11,348	9,281

Total cost of revenue	13,079	9,293	25,343	18,005

Total gross profit	34,364	27,975	67,345	54,059

Operating expenses:
Research and development	11,873	12,932	23,266	25,274
Sales and marketing	27,132	21,680	51,942	44,448
General and administrative	7,256	6,644	14,504	13,237

Total operating expenses	46,261	41,256	89,712	82,959

Loss from operations	(11,897)	(13,281)	(22,367)	(28,900)
Other income (expense), net:
Interest income (expense), net	218	26	387	11
Other income (expense), net	229	(48)	114	148

Loss before income taxes	(11,450)	(13,303)	(21,866)	(28,741)
Provision for income taxes	187	149	316	291

Net loss	$(11,637)	$(13,452)	$(22,182)	$(29,032)

Net loss per share, basic and diluted	$(0.27)	$(0.33)	$(0.52)	$(0.71)

Weighted-average common shares outstanding, basic and diluted	42,681,287	41,063,613	42,395,450	40,805,641

Rapid7, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net loss	$(11,637)	$(13,452)	$(22,182)	$(29,032)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	1,613	1,708	3,237	3,419
Stock-based compensation expense	5,171	3,641	9,450	9,160
Provision for doubtful accounts	162	270	478	394
Foreign currency re-measurement (gain) loss	(282)	104	(238)	(119)
Other non-cash expenses	78	52	175	130
Change in operating assets and liabilities:
Accounts receivable	(13,942)	(9,103)	1,240	4,945
Prepaid expenses and other assets	(1,054)	(685)	412	(1,401)
Accounts payable	(1,413)	2,404	(1,657)	1,904
Accrued expenses	5,094	3,965	(2,122)	(3,462)
Deferred revenue	12,782	12,865	11,366	14,405
Other liabilities	(553)	94	(819)	(72)

Net cash (used in) provided by operating activities	(3,981)	1,863	(660)	271

Cash flows from investing activities:
Purchases of property and equipment	(1,243)	(750)	(2,578)	(1,842)
Capitalization of internal-use software costs	(316)	—	(316)	—
Purchases of investments	(8,427)	—	(15,828)	—
Sale and maturities of investments	13,705	—	14,605	—

Net cash provided by (used in) investing activities	3,719	(750)	(4,117)	(1,842)

Cash flows from financing activities:
Deferred business acquisition payment	(796)	—	(796)	—
Payments of capital lease obligations	—	—	—	(68)
Taxes paid related to net share settlement of equity awards	(92)	(673)	(261)	(3,760)
Proceeds from employee stock purchase plan	—	—	1,499	2,096
Proceeds from stock option exercises	3,336	884	4,111	1,431

Net cash provided by (used in) financing activities	2,448	211	4,553	(301)

Effects of exchange rates on cash and cash equivalents	220	(77)	144	74

Net increase (decrease) in cash and cash equivalents	2,406	1,247	(80)	(1,798)
Cash and cash equivalents, beginning of period	50,662	83,508	53,148	86,553

Cash and cash equivalents, end of period	$53,068	$84,755	$53,068	$84,755

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Total gross profit (GAAP)	$34,364	$27,975	$67,345	$54,059
Add: Stock-based compensation expense[1]	308	142	510	279
Add: Amortization of acquired intangible assets[2]	439	445	878	891

Total gross profit (non-GAAP)	$35,111	$28,562	$68,733	$55,229

Gross margin (non-GAAP)	74%	77%	74%	77%

Gross profit (GAAP) - Products	$21,611	$18,769	$42,843	$36,316
Add: Stock-based compensation expense	90	13	150	31
Add: Amortization of acquired intangible assets	439	445	878	891

Total gross profit (non-GAAP) - Products	$22,140	$19,227	$43,871	$37,238

Gross margin (non-GAAP) - Products	81%	90%	83%	90%

Gross profit (GAAP) - Maintenance and support	$9,488	$7,204	$18,412	$13,904
Add: Stock-based compensation expense	81	54	141	113

Total gross profit (non-GAAP) - Maintenance and support	$9,569	$7,258	$18,553	$14,017

Gross margin (non-GAAP) - Maintenance and support	84%	81%	84%	81%

Gross profit (GAAP) - Professional services	$3,265	$2,002	$6,090	$3,839
Add: Stock-based compensation expense	137	75	219	135

Total gross profit (non-GAAP) - Professional services	$3,402	$2,077	$6,309	$3,974

Gross margin (non-GAAP) - Professional services	38%	30%	36%	30%

Loss from operations (GAAP)	$(11,897)	$(13,281)	$(22,367)	$(28,900)
Add: Stock-based compensation expense[1]	5,171	3,641	9,450	9,160
Add: Amortization of acquired intangible assets[2]	483	583	968	1,166
Add: Acquisition-related expenses[3]	80	—	80	—

Loss from operations (non-GAAP)	$(6,163)	$(9,057)	$(11,869)	$(18,574)

Net loss (GAAP)	$(11,637)	$(13,452)	$(22,182)	$(29,032)
Add: Stock-based compensation expense[1]	5,171	3,641	9,450	9,160
Add: Amortization of acquired intangible assets[2]	483	583	968	1,166
Add: Acquisition-related expenses[3]	80	—	80	—

Net loss (non-GAAP)	$(5,903)	$(9,228)	$(11,684)	$(18,706)

Net loss per share, basic and diluted (non-GAAP)	$(0.14)	$(0.22)	$(0.28)	$(0.46)

Weighted-average common shares outstanding, basic and diluted	42,681,287	41,063,613	42,395,450	40,805,641

[1] Includes stock-based compensation expense as follows:

Cost of revenue	$308	$142	$510	$279
Research and development	1,689	1,524	3,202	3,017
Sales and marketing	1,779	1,224	3,182	4,125
General and administrative	1,395	751	2,556	1,739

[2] Includes amortization of acquired intangible assets as follows:

Cost of revenue	$439	$445	$878	$891
Sales and marketing	39	39	76	77
General and administrative	5	99	14	198

[3] Includes acquisition-related expenses as follows:

General and administrative	$80	$—	$80	$—

Rapid7, Inc.

Reconciliation of Total Revenue to Calculated Billings

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total revenue	$47,443	$37,268	$92,688	$72,064
Add: Deferred revenue, end of period	180,429	144,722	180,429	144,722
Less: Deferred revenue, beginning of period	167,647	131,857	169,063	130,317

Calculated billings	$60,225	$50,133	$104,054	$86,469

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(11,637)	$(13,452)	$(22,182)	$(29,032)
Interest (income) expense, net	(218)	(26)	(387)	(11)
Other (income) expense, net	(229)	48	(114)	(148)
Provision for income taxes	187	149	316	291
Depreciation expense	1,130	1,125	2,268	2,253
Amortization of intangible assets	483	583	968	1,166
Acquisition-related expenses	80	—	80	—
Stock-based compensation expense	5,171	3,641	9,450	9,160

Adjusted EBITDA	$(5,033)	$(7,932)	$(9,601)	$(16,321)